UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 18, 2008

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2008, SBA Senior Finance, Inc. (“SBASF”), a wholly-owned subsidiary of SBA Communications Corporation (“SBAC”) entered into a credit agreement for a $285 million senior secured revolving credit facility (the “Senior Credit Facility”), with the several banks and other financial institutions or entities from time to time parties to the credit agreement (the “Lenders”), Wachovia Bank, National Association and Lehman Commercial Paper Inc., as co-syndication agents, Citicorp North America, Inc. and JPMorgan Chase Bank, N.A., as co-documentation agents, and Toronto Dominion (Texas) LLC, as administrative agent (the “Senior Credit Agreement”). TD Securities (USA) LLC served as lead arranger and joint bookrunner and Wachovia Capital Markets, LLC served as co-lead arranger and joint bookrunner. Citicorp North America, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc., served as joint bookrunners.

The Senior Credit Facility consists of a revolving loan of up to $285 million, based on compliance with certain financial ratios. The facility may be borrowed, repaid and redrawn, subject to compliance with the financial and other covenants in the Senior Credit Agreement. Amounts borrowed under the Credit Facility are payable quarterly and accrue interest at LIBOR plus a margin that ranges from 150 basis points to 300 basis points or at a Base Rate (as defined in the Senior Credit Agreement) plus a margin that ranges from 50 basis points to 200 basis points, based on the Consolidated Total Debt to Annualized Borrower EBITDA ratio (as defined in the Senior Credit Agreement and discussed below). The Senior Credit Facility will terminate and SBASF will repay all amounts outstanding on the earlier of (i) the third anniversary of January 18, 2008 and (ii) the date which is three months prior to the final maturity date of the 0.375% Convertible Senior Notes of SBAC due December 1, 2010 (the “Notes”) or the anticipated repayment date (November 9, 2010) of the Commercial Mortgage Pass-Through Certificates, Series 2005-1, or any other refinancings of these instruments. At the termination date, each Lender may, in its sole discretion and upon the request of the Borrower, extend the maturity date of the Senior Credit Facility for one additional year. The proceeds available under the Senior Credit Facility may only be used for the construction or acquisition of towers and for ground lease buyouts.

The Senior Credit Agreement requires SBASF and SBAC to maintain specific financial ratios, including, at the SBASF level, a Consolidated Total Debt to Annualized Borrower EBITDA ratio (as defined in the Senior Credit Agreement) that does not exceed 6.9 for any fiscal quarter and an Annualized Borrower EBITDA to Annualized Cash Interest Expense ratio (as defined in the Senior Credit Agreement) of not less than 2.0 for any fiscal quarter. In addition, SBAC’s ratio of Consolidated Total Net Debt to Consolidated Adjusted EBITDA (as defined in the Senior Credit Agreement) for any fiscal quarter cannot exceed 9.9. The Senior Credit Agreement also contains customary affirmative and negative covenants that, among other things, limit SBASF’s ability to incur indebtedness, grant certain liens, make certain investments, enter into sale leaseback transactions or merge or consolidate, or engage in certain asset dispositions, including a sale of all or substantially all of our assets.

Upon the occurrence of certain bankruptcy and insolvency events with respect to SBAC or certain of its subsidiaries, the revolving credit loans automatically terminate and all amounts due under the Senior Credit Agreement and certain other loan documents become immediately due and payable. If certain others events of default occur and are continuing, including failure to pay the principal and interest when due or failure to perform under any other agreement in the Senior Credit Agreement, the Guarantee and Collateral Agreement (as described below) and certain other debt instruments, including the Notes and the Series 2005-1 and 2006-1 Commercial Mortgage Backed Securities (“CMBS”), with the permission of certain Lenders, the revolving credit loans will terminate and all amounts due under the Senior Credit Agreement and certain other loan documents become immediately due and payable.

In connection with the Senior Credit Facility, SBAC entered into a Guarantee and Collateral Agreement, dated as of January 18, 2008, with SBA Telecommunications, Inc., SBASF and certain of SBASF’s subsidiaries, which are not borrowers under CMBS (“Subsidiary Guarantors”), in favor of Toronto Dominion (Texas) LLC, as administrative agent. Pursuant to the Guarantee and Collateral Agreement, SBAC, SBA Telecommunications, Inc. and the Subsidiary Guarantors guaranteed amounts owed under the Senior Credit Facility. Amounts borrowed under the Senior Credit Facility will be secured by a first lien on substantially all of SBAC’s, SBA Telecommunications, Inc.’s and SBASF’s assets not previously pledged under CMBS and substantially all of the Subsidiary Guarantors’ assets.

SBAC and certain of its affiliates have previously entered into commercial financial arrangements with Citibank, N.A., Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Lehman Brothers Inc., Toronto Dominion (Texas) LLC, TD Securities (USA) LLC, Wachovia Bank, National Association and affiliates of each of these entities have in the past provided financial advisory and other services to SBAC and its affiliates. SBAC currently has entered into convertible note hedge transactions and warrant transactions with Citibank, N.A. and Deutsche Bank AG, London Branch each covering in the aggregate 10,429,720 shares of Class A common stock.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Senior Credit Agreement and the Guarantee and Collateral Agreement, copies of which are attached hereto and are hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 18, 2008, SBAC issued a press release which reaffirmed its full year 2008 guidance. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.66	$285,000,000 Credit Agreement, dated as of January 18, 2008, among SBA Senior Finance, Inc., as borrower, the several banks and other financial institutions or entities from time to time parties to the credit agreement (the “Lenders”),Wachovia Bank, National Association and Lehman Commercial Paper Inc., as co-syndication agents, Citicorp North America, Inc. and JPMorgan Chase Bank, N.A. as co-documentation agents, and Toronto Dominion (Texas) LLC, as administrative agent.

10.67	Guarantee and Collateral Agreement, dated as of January 18, 2008, by SBA Communications Corporation, SBA Telecommunications, Inc., SBA Senior Finance, Inc. and certain of its subsidiaries in favor of Toronto Dominion (Texas) LLC, as administrative agent.

99.1	Press Release dated January 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Anthony J. Macaione
Anthony J. Macaione
Senior Vice President and Chief Financial Officer

Dated: January 24, 2008